                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 LAUDUS TRUST

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     FOR INTERNAL USE AND DISTRIBUTION ONLY

PLEASE BE ADVISED THAT A PROXY FOR THE LAUDUS FUNDS WAS FILED WITH THE SEC ON MAY 10, 2006. THE PURPOSE OF THIS COMMUNICATION IS TO PROVIDE YOU WITH GENERAL INFORMATION ON THE PROXY. IF FUND SHAREHOLDERS HAVE QUESTIONS ABOUT THE PROXY, NEED HELP VOTING THEIR SHARES, OR ARE REQUESTING A RE-MAIL, DIRECT THEM TO CALL THE PROXY SOLICITOR, D.F. KING AT 1-888-605-1956. IF YOU RECEIVE A CALL FROM A FUND SHAREHOLDER WHO IDENTIFIES THEMSELVES AS A U.S. TRUST CLIENT, ASK THEM TO CONTACT THEIR RELATIONSHIP MANAGER AT U.S. TRUST.

Mailing of the proxy statements and proxy cards to Laudus Funds shareholders is expected to commence the week of May 15.

THERE IS ONE PROPOSAL ON THE PROXY - ELECTION OF MEMBERS OF THE BOARD OF TRUSTEES. Shareholders are being asked to approve a proposal to elect ten members to the Board of Trustees, three from the current board of trustees, plus seven new nominees, all of whom are experienced mutual fund directors. THE BOARD OF TRUSTEES OF THE LAUDUS FUNDS IS RECOMMENDING THAT SHAREHOLDERS VOTE FOR ALL TEN NOMINEES.

WHY SHAREHOLDERS ARE BEING ASKED TO ELECT BOARD NOMINEES
Management of The Charles Schwab Corporation, the parent company of the Laudus Funds' investment adviser, Charles Schwab Investment Management, Inc. (CSIM), has implemented certain organizational changes that are designed to enhance the management and efficiency of the non-investment advisory services that its subsidiaries provide to the Laudus Funds and the Excelsior Funds, a separate group of funds in the Schwab mutual fund complex.

To complement these changes, it has been proposed that a single group of Trustees, comprised of the three members of the current Laudus Funds Board, plus seven new nominees, six of whom are currently directors of the Excelsior Funds, jointly oversee the two fund families. It is anticipated that the new unified Board will strengthen the oversight provided on behalf of fund shareholders and may result in certain long-term operating efficiencies.

The Investment Company Act of 1940, which governs the activities of the Laudus Funds, generally requires that at least two thirds of the board members be elected by shareholders. With this proxy, Fund shareholders have the opportunity to elect all of the members of the Board of Trustees. You should also note that the cost of the proxy will be borne by CSIM and its affiliates, not the Funds or their shareholders.

ALL VOTES ARE IMPORTANT. TO HELP ENSURE A QUORUM IS REACHED, ENCOURAGE CLIENTS TO VOTE ALL PROXY CARDS RECEIVED AS SOON AS POSSIBLE. Shares may be voted over the internet, via touch tone phone, or by mail. Voting instructions are provided on the proxy cards received by shareholders and copied below for reference.

TO VOTE BY TELEPHONE                 To vote by Internet                To vote by Mail
1) Read the Proxy Statement and      1) Read the Proxy Statement        1) Read the Proxy Statement.
   have the Proxy card below at         and have the Proxy card         2) Check the appropriate box
   hand.                                below at hand.                     on the reverse side.
2) Call  1-888-221-0697.             2) Go to WWW.PROXYWEB.COM          3) Sign, date and return the
3) Follow the simple instructions.   3) Follow the simple instructions     Proxy card using the enclosed
                                                                           envelope


THE SHAREHOLDER MEETING WILL BE HELD AT 9:30 AM PST ON JUNE 28, 2006
The meeting will be held at the offices of Charles Schwab & Co. Inc., at 101 Montgomery Street, 2nd floor, in San Francisco.